Exhibit 10.1

PURCHASE AGREEMENT

THIS PURCHASE AGREEMENT (the “Agreement”), dated effective as of May 8, 2025, is made by and between ACURX PHARMACEUTICALS, INC., a Delaware corporation (the “Company”), and LINCOLN PARK CAPITAL FUND, LLC, an Illinois limited liability company (the “Investor”). Capitalized terms used herein and not otherwise defined herein are defined in Section 1 hereof.

WHEREAS:

Subject to the terms and conditions set forth in this Agreement, the Company wishes to sell to the Investor, and the Investor wishes to buy from the Company, up to Twelve Million Dollars ($12,000,000) of the Company’s common stock, $0.001 par value per share (the “Common Stock”). The shares of Common Stock to be purchased hereunder are referred to herein as the “Purchase Shares.”

NOW THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Investor hereby agree as follows:

1.	CERTAIN DEFINITIONS.

For purposes of this Agreement, the following terms shall have the following meanings:

(a)            “Accelerated Purchase Date” means, with respect to any Accelerated Purchase made pursuant to Section 2(b) hereof or any Additional Accelerated Purchase pursuant to Section 2(c) hereof, the Business Day immediately following the applicable Regular Purchase Date with respect to the corresponding Regular Purchase made pursuant to Section 2(a) hereof.

(b)            “Accelerated Purchase Period” means, with respect to an Accelerated Purchase made pursuant to Section 2(b) hereof, such period of time on the Accelerated Purchase Date beginning at the official open of trading on the Principal Market, and ending at the earliest of (i) the official close of trading on the Principal Market on such Accelerated Purchase Date, (ii) such time that the total number (or volume) of shares of Common Stock traded on the Principal Market has exceeded the quotient of (A) the Accelerated Purchase Share Amount, divided by (B) 0.3, and (iii) such time on the Accelerated Purchase Date that the Sale Price has fallen below any minimum price threshold set forth in the applicable Purchase Notice by the Company.

(c)            “Accelerated Purchase Share Amount” means, with respect to an Accelerated Purchase made pursuant to Section 2(b) hereof or an Additional Accelerated Purchase made pursuant to Section 2(c) hereof, the number of Purchase Shares directed by the Company to be purchased by the Investor in a Purchase Notice, which number of Purchase Shares shall not exceed the lesser of (i) 300% of the applicable Regular Purchase Share Limit for the corresponding Regular Purchase and (ii) 30% of the total volume of shares of Common Stock traded on the Principal Market during the Accelerated Purchase Period or the Additional Accelerated Purchase Period, as applicable.

(d)            “Additional Accelerated Purchase Period” means, with respect to an Additional Accelerated Purchase pursuant to Section 2(c) hereof, such period of time on the Accelerated Purchase Date beginning at the latest of (i) the end of the Accelerated Purchase Period for the corresponding Accelerated Purchase made pursuant to Section 2(b) hereof on such Accelerated Purchase Date, (ii) the end of the Additional Accelerated Purchase Period for the most recently completed prior Additional Accelerated Purchase pursuant to Section 2(c) hereof on such Accelerated Purchase Date, as applicable, and (iii) the time at which all Purchase Shares for all prior Purchases, including, those effected on the applicable Accelerated Purchase Date have theretofore been received by the Investor as DWAC Shares in accordance with this Agreement, and ending at the earliest of (i) the official close of trading on the Principal Market on the Accelerated Purchase Date, (ii) such time that the total number (or volume) of shares of Common Stock traded on the Principal Market has exceeded the quotient of (A) the Accelerated Purchase Share Amount, divided by (B) 0.3, and (iii) such time that the Sale Price has fallen below any minimum price threshold set forth in the applicable Purchase Notice by the Company.

(e)            “Alternate Adjusted Regular Purchase Share Limit” means, with respect to a Regular Purchase made pursuant to Section 2(a) hereof, the maximum number of Purchase Shares which, taking into account the applicable per share Purchase Price therefor calculated in accordance with this Agreement, would enable the Company to deliver to the Investor, on the applicable Regular Purchase Date for such Regular Purchase, a Regular Purchase Notice for a Purchase Amount equal to, or as closely approximating without exceeding, Sixty Thousand Dollars ($60,000).

(f)             “Available Amount” means, initially, Twelve Million Dollars ($12,000,000) in the aggregate, which amount shall be reduced by the Purchase Amount each time the Investor purchases shares of Common Stock pursuant to Section 2 hereof.

(g)            “Bankruptcy Law” means Title 11, U.S. Code, or any similar federal or state law for the relief of debtors.

(h)            “Business Day” means any day on which the Principal Market is open for trading, including any day on which the Principal Market is open for trading for a period of time less than the customary time.

(i)             “Closing Sale Price” means, for any security as of any date, the last closing sale price for such security on the Principal Market as reported by the Principal Market.

(j)             “Confidential Information” means any information disclosed by either party to the other party, either directly or indirectly, in writing, orally or by inspection of tangible objects (including, without limitation, documents, prototypes, samples, plant and equipment), which is designated as “Confidential,” “Proprietary” or some similar designation. Information communicated orally shall be considered Confidential Information if such information is confirmed in writing as being Confidential Information within ten (10) Business Days after the initial disclosure. Confidential Information may also include information disclosed to a disclosing party by third parties. Confidential Information shall not, however, include any information which (i) was publicly known and made generally available in the public domain prior to the time of disclosure by the disclosing party; (ii) becomes publicly known and made generally available after disclosure by the disclosing party to the receiving party through no action or inaction of the receiving party; (iii) is already in the possession of the receiving party without confidentiality restriction at the time of disclosure by the disclosing party as shown by the receiving party’s files and records immediately prior to the time of disclosure; (iv) is obtained by the receiving party from a third party without a breach of such third party’s obligations of confidentiality; or (v) is independently developed by the receiving party without use of or reference to the disclosing party’s Confidential Information, as shown by documents and other competent evidence in the receiving party’s possession. Confidential Information that is required by law to be disclosed by the receiving party may be so disclosed, provided that (X) the receiving party (1) gives the disclosing party prompt written notice, if legally permissible, of such requirement prior to such disclosure and assistance, if legally permissible, in obtaining an order protecting the information from public disclosure and (2) will furnish only that proportion of the Confidential Information that is legally required to be disclosed, and (Y) any Confidential Information so disclosed shall maintain its confidentiality protection for all other purposes than such legally compelled disclosure.

(k)            “DTC” means The Depository Trust Company, or any successor performing substantially the same function for the Company.

(l)             “DWAC Shares” means shares of Common Stock that are (i) issued in electronic form, (ii) freely tradable and transferable and without restriction on resale and (iii) timely credited by the Company to the Investor’s or its designee’s specified Deposit/Withdrawal at Custodian (DWAC) account with DTC under its Fast Automated Securities Transfer (FAST) Program, or any similar program hereafter adopted by DTC performing substantially the same function.

(m)           “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(n)            “Floor Price” means $0.25, which shall be adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction and, effective upon the consummation of any of the foregoing, the Floor Price shall mean the lower of (i) the adjusted price and (ii) $1.00.

(o)            “Fully Adjusted Regular Purchase Share Limit” means, with respect to any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction effected on or after the date of this Agreement, the Regular Purchase Share Limit in effect on the applicable date of determination, after giving effect to the full proportionate adjustment thereto made pursuant to Section 2(a) hereof for or in respect of such reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction.

(p)            “Material Adverse Effect”  means any material adverse effect on (i) the enforceability of any Transaction Document, (ii) the results of operations, assets, business or financial condition of the Company, taken as a whole, other than any material adverse effect that resulted exclusively from (A) any change in the United States or foreign economies or securities or financial markets in general that does not have a disproportionate effect on the Company, taken as a whole, (B) any change that generally affects the industry in which the Company operates that does not have a disproportionate effect on the Company, taken as a whole, (C) any change arising in connection with earthquakes, hostilities, acts of war, sabotage or terrorism or military actions or any escalation or material worsening of any such hostilities, acts of war, sabotage or terrorism or military actions existing as of the date hereof, (D) any action taken by the Investor, its affiliates or its or their successors and assigns with respect to the transactions contemplated by this Agreement, (E) the effect of any change in applicable laws or accounting rules that does not have a disproportionate effect on the Company, taken as a whole, or (F) any change resulting from compliance with terms of this Agreement or the consummation of the transactions contemplated by this Agreement, or (iii) the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document to be performed as of the date of determination.

(q)            “Maturity Date” means the first day of the month immediately following the twenty-four (24) month anniversary of the Commencement Date (as defined herein).

(r)             “New Registration Statement” has the meaning set forth in the Registration Rights Agreement.

(s)            “Person” means an individual or entity including but not limited to any limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

(t)             “Principal Market” means The Nasdaq Capital Market (or any nationally recognized successor thereto); provided, however, that in the event the Company’s Common Stock is ever listed or traded on The Nasdaq Global Market, The Nasdaq Global Select Market, the New York Stock Exchange, NYSE American, the NYSE Arca, or the OTCQX or OTCQB operated by the OTC Markets Group, Inc. (or any nationally recognized successor to any of the foregoing), then the “Principal Market” shall mean such other market or exchange on which the Company’s Common Stock is then listed or traded.

(u)            “Purchase” means any Regular Purchase, Accelerated Purchase or Additional Accelerated Purchase made hereunder, as applicable.

(v)            “Purchase Amount” means, with respect to any Regular Purchase, Accelerated Purchase or Additional Accelerated Purchase made hereunder, as applicable, the portion of the Available Amount to be purchased by the Investor pursuant to Section 2 hereof.

(w)           “Purchase Notice” means a notice delivered to the Investor pursuant to Section 2 with respect to any Regular Purchase, Accelerated Purchase or Additional Accelerated Purchase, respectively.

(x)             “Registration Rights Agreement” means that certain Registration Rights Agreement, of even date herewith, between the Company and the Investor.

(y)            “Registration Statement” has the meaning set forth in the Registration Rights Agreement.

(z)             “Regular Purchase Date” means, with respect to a Regular Purchase made pursuant to Section 2(a) hereof, the Business Day for which the Investor receives, after 4:00 p.m., Eastern time, on such Business Day, or thereafter as permitted by Section 2(a) hereof, a valid Purchase Notice for such Regular Purchase in accordance with this Agreement; provided that any Business Day that is five (5) Business Days or less before the filing of any post-effective amendment to the Registration Statement or New Registration Statement, and until the effective date of any such post-effective amendment to the Registration Statement or New Registration Statement, shall not be a Regular Purchase Date.

(aa)          “Regular Purchase Notice” means a Purchase Notice delivered to the Investor with respect to any Regular Purchase.

(bb)         “Regular Purchase Share Limit” means Sixty Thousand (60,000) Purchase Shares on each Regular Purchase Date; provided, however, that (i) if the Closing Sale Price of the Common Stock is not below $2.00 on the applicable Regular Purchase Date, the Regular Purchase Share Limit shall be increased to up to Ninety Thousand (90,000) Purchase Shares for such Regular Purchase Date; and (ii) if the Closing Sale Price of the Common Stock is not below $3.00 on the applicable Regular Purchase Date, the Regular Purchase Share Limit shall be increased to up to One Hundred Twenty Thousand (120,000) Purchase Shares for such Regular Purchase Date, in each case such number of Purchase Shares and price per share to be adjusted following any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split, or other similar transaction effected with respect to the Common Stock; provided, that the Investor’s committed obligation under any single Regular Purchase shall not exceed Five Hundred Thousand Dollars ($500,000).

(cc)          “Sale Price” means any sale price for the shares of Common Stock on the Principal Market as reported by the Principal Market.

(dd)         “SEC” means the U.S. Securities and Exchange Commission.

(ee)          “Securities” means, collectively, the Purchase Shares and the Commitment Shares.

(ff)           “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(gg)         “Subsidiary” means any Person the Company wholly owns or controls, or in which the Company, directly or indirectly, owns a majority of the voting stock or similar voting interest, in each case that would be required to be disclosed pursuant to Item 601(b)(21) of Regulation S-K promulgated under the Securities Act.

(hh)         “Transaction Documents” means, collectively, this Agreement and the schedules and exhibits hereto, the Registration Rights Agreement and the schedules and exhibits thereto and each of the other agreements, documents, certificates and instruments entered into or furnished by the parties hereto in connection with the transactions contemplated hereby and thereby.

(ii)            “Transfer Agent” means VStock Transfer, LLC, or such other Person who is then serving as the transfer agent for the Company in respect of the Common Stock.

(jj)            “VWAP” means in respect of an applicable Accelerated Purchase Date, the volume weighted average price of the Common Stock on the Principal Market, as reported on the Principal Market or by another reputable source such as Bloomberg, L.P.

2.	PURCHASE OF COMMON STOCK.

Subject to the terms and conditions set forth in this Agreement, the Company has the right, but not the obligation, to sell to the Investor, in the Company’s sole and absolute discretion, and the Investor has the obligation to purchase from the Company, Purchase Shares as follows:

(a)            Commencement of Regular Purchases of Common Stock. Upon the satisfaction of the conditions set forth in Sections 7 and 8 hereof (the “Commencement” and the date of satisfaction of such conditions the “Commencement Date”) and thereafter, the Company shall have the right, but not the obligation, to require the Investor, by its delivery to the Investor of a Purchase Notice from time to time on any Regular Purchase Date on which the Closing Sale Price is not below the Floor Price, to purchase up to the Regular Purchase Share Limit (each such purchase, a “Regular Purchase”) at a price equal to ninety-seven percent (97%) of the lesser of: (i) the lowest Sale Price of the Common Stock on the applicable Regular Purchase Date and (ii) the arithmetic average of the three (3) lowest Closing Sale Prices for the Common Stock during the ten (10) consecutive Business Days ending on the Business Day immediately preceding such Regular Purchase Date (the “Purchase Price”) (such share and dollar amounts shall be appropriately proportionately adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction); provided that if, after giving effect to the full proportionate adjustment to the Regular Purchase Share Limit therefor, the Fully Adjusted Regular Purchase Share Limit then in effect would preclude the Company from delivering to the Investor a Regular Purchase Notice hereunder for a Purchase Amount (calculated by multiplying (X) the number of Purchase Shares equal to the Fully Adjusted Regular Purchase Share Limit, by (Y) the Purchase Price per Purchase Share covered by such Regular Purchase Notice on the applicable Regular Purchase Date therefor) equal to or greater than the Alternate Adjusted Regular Purchase Share Limit, the Regular Purchase Share Limit for such Regular Purchase Notice shall not be fully adjusted to equal the applicable Fully Adjusted Regular Purchase Share Limit, but rather the Regular Purchase Share Limit for such Regular Purchase Notice shall be adjusted to equal the applicable Alternate Adjusted Regular Purchase Share Limit as of the applicable Regular Purchase Date for such Regular Purchase Notice. The Company may deliver a Purchase Notice to the Investor for a Regular Purchase as often as each Business Day subject to the second sentence of Section 2(g) hereof. For purposes of this Section 2(a), a Purchase Notice delivered on a day that is not a Business Day shall be deemed to have been delivered on the most recent Business Day prior to delivery of such Purchase Notice.

(b)            Accelerated Purchases. On any Regular Purchase Date, provided that the Company properly submitted a Purchase Notice for a Regular Purchase for a number of Purchase Shares not less than the Regular Purchase Share Limit then in effect on such Regular Purchase Date and subject to the terms and conditions of this Agreement, the Company shall also have the right, but not the obligation, to require the Investor, by its delivery to the Investor of a Purchase Notice from time to time in accordance with this Agreement, to purchase the applicable Accelerated Purchase Share Amount (each such purchase, an “Accelerated Purchase”) at ninety-seven percent (97%) of the lesser of (i) the Closing Sale Price of the Common Stock on such applicable Accelerated Purchase Date and (ii) the VWAP for the Accelerated Purchase Period (the “Accelerated Purchase Price”). The Company may deliver Purchase Notices to the Investor for multiple Accelerated Purchases on an Accelerated Purchase Date subject to the second sentence of Section 2(g). Within one (1) Business Day after completion of each Accelerated Purchase Date for an Accelerated Purchase, the Investor will provide to the Company a written confirmation of such Accelerated Purchase setting forth the applicable Accelerated Purchase Share Amount and Accelerated Purchase Price for such Accelerated Purchase.

(c)            Additional Accelerated Purchases. On any Accelerated Purchase Date, provided that the Company properly submitted a Purchase Notice for an Accelerated Purchase and subject to the terms and conditions of this Agreement, the Company shall also have the right, but not the obligation, to require the Investor, by its delivery to the Investor of a Purchase Notice from time to time in accordance with this Agreement, to purchase the applicable Accelerated Purchase Share Amount (each such purchase, an “Additional Accelerated Purchase”) at the Accelerated Purchase Price. The Company may deliver Purchase Notices to the Investor for multiple Additional Accelerated Purchases on an Accelerated Purchase Date subject to the second sentence of Section 2(g) hereof.

(d)            Payment for Purchase Shares. For each Regular Purchase, the Investor shall pay to the Company an amount equal to the Purchase Amount with respect to such Regular Purchase as full payment for such Purchase Shares via wire transfer of immediately available funds on the same Business Day that the Investor receives such Purchase Shares, if such Purchase Shares are received by the Investor before 1:00 p.m., Eastern time, or, if such Purchase Shares are received by the Investor after 1:00 p.m., Eastern time, the next Business Day. Within one (1) Business Day after completion of each Accelerated Purchase Date for an Accelerated Purchase or Additional Accelerated Purchase, respectively, the Investor will provide to the Company a written confirmation of such Accelerated Purchase setting forth the applicable Accelerated Purchase Share Amount and Accelerated Purchase Price for such Purchase. For each Accelerated Purchase and each Additional Accelerated Purchase, the Investor shall pay to the Company an amount equal to the Purchase Amount with respect to such Purchase as full payment for such Purchase Shares via wire transfer of immediately available funds no later than the second Business Day following the date that the Investor receives the Purchase Shares for such Purchase. If the Company or the Transfer Agent shall fail for any reason or for no reason to electronically transfer any Purchase Shares as DWAC Shares with respect to any Purchase within two (2) Business Days following the receipt by the Company of the Purchase Price or Accelerated Purchase Price, as applicable, for any Purchase therefor in compliance with this Section 2(d), and if on or after such Business Day the Investor purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Investor of Purchase Shares in anticipation of receiving Purchase Shares from the Company with respect to such Purchase, then the Company shall, within three (3) Business Days after the Investor’s request, either (i) pay cash to the Investor in an amount equal to the Investor’s total purchase price (including customary brokerage commissions, if any) for the shares of Common Stock so purchased (the “Cover Price”), at which point the Company’s obligation to deliver such Purchase Shares as DWAC Shares shall terminate, or (ii) promptly honor its obligation to deliver to the Investor such Purchase Shares as DWAC Shares and pay cash to the Investor in an amount equal to the excess (if any) of the Cover Price over the total Purchase Amount paid by the Investor pursuant to this Agreement for all of the Purchase Shares to be purchased by the Investor in connection with such purchases. All payments made under this Agreement shall be made in lawful money of the United States of America or wire transfer of immediately available funds to such account as the Company may from time to time designate by written notice in accordance with the provisions of this Agreement. Whenever any amount expressed to be due by the terms of this Agreement is due on any day that is not a Business Day, the same shall instead be due on the next succeeding day that is a Business Day.

(e)            Compliance with Rules of the Principal Market. Notwithstanding anything in this Agreement to the contrary, and in addition to the limitations set forth in Section 2(f) hereof, the Company shall not issue more than 4,406,297 shares (including the Commitment Shares) of Common Stock for less than $0.3545 (the “Minimum Price”) under this Agreement, which equals 19.99% of the Company’s outstanding shares of Common Stock as of the date hereof (the “Exchange Cap”), unless stockholder approval is obtained to issue shares of Common Stock in excess of the Exchange Cap and otherwise in accordance with the applicable rules of the Principal Market. Notwithstanding the foregoing, the Company shall not be required or permitted to issue, and the Investor shall not be required to purchase, any shares of Common Stock under this Agreement if such issuance would violate the rules or regulations of the Principal Market. The Company may, in its sole discretion, determine whether to obtain stockholder approval to issue and sell shares in excess of the Exchange Cap at a price less than the Minimum Price if such issuance would require stockholder approval under the rules or regulations of the Principal Market. The Exchange Cap shall be reduced, on a share-for-share basis, by the number of shares of Common Stock issued or issuable that may be aggregated with the transactions contemplated by this Agreement under applicable rules of the Principal Market.

(f)             Beneficial Ownership Limitation. Notwithstanding anything to the contrary contained in this Agreement, the Company shall not issue or sell, and the Investor shall not purchase or acquire, any shares of Common Stock under this Agreement which, when aggregated with all other shares of Common Stock then beneficially owned by the Investor and its affiliates (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 promulgated thereunder), would result in the beneficial ownership by the Investor and its affiliates of more than 4.99% of the then issued and outstanding shares of Common Stock (the “Beneficial Ownership Limitation”). Upon the written or oral request of the Investor, the Company shall promptly (but not later than one (1) Business Day) confirm orally or in writing to the Investor the number of shares of Common Stock then outstanding. The Investor, upon written notice to the Company, may increase the Beneficial Ownership Limitation provisions of this Section 2(f), provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock pursuant to this Agreement and the provisions of this Section 2(f) shall continue to apply. Any increase in the Beneficial Ownership Limitation will not be effective until the sixty-first (61st) day after such written notice is delivered to the Company. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2(f) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The Investor and the Company shall each cooperate in good faith in the determinations required hereby and the application hereof. The Investor’s written certification to the Company of the applicability of the Beneficial Ownership Limitation, and the resulting effect thereof hereunder at any time, shall be conclusive with respect to the applicability thereof and such result absent manifest error.

(g)            Excess Share Limitations. If the Company delivers any Purchase Notice for a Purchase Amount in excess of the limitations contained in this Section 2, such Purchase Notice shall be void ab initio to the extent of the amount by which the number of Purchase Shares set forth in such Purchase Notice exceeds the number of Purchase Shares which the Company is permitted to include in such Purchase Notice in accordance herewith, and the Investor shall have no obligation to purchase such excess Purchase Shares in respect of such Purchase Notice; provided, however, that the Investor shall remain obligated to purchase the number of Purchase Shares which the Company is permitted to include in such Purchase Notice. If the Company delivers a Purchase Notice, and all Purchase Shares subject to all prior Purchases have not theretofore been received by the Investor as DWAC Shares in accordance with this Agreement, such Purchase Notice shall not be deemed to have been delivered and the Investor shall not be required to purchase any Purchase Shares until all Purchase Shares for such prior Purchases have been received by the Investor as DWAC Shares. If any issuance of Purchase Shares would result in the issuance of a fraction of a share of Common Stock, the Company shall round down such fraction of a share of Common Stock to the nearest whole share and no fractional shares will be issued.

(h)            Adjustments for Shares and Prices. Except as specifically stated otherwise, all share-related and dollar-related limitations contained in this Section 2, shall be adjusted to take into account any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split, or other similar transaction effected with respect to the Common Stock.

3.	INVESTOR’S REPRESENTATIONS AND WARRANTIES.

The Investor represents and warrants to the Company that as of the date hereof and as of the Commencement Date:

(a)            Organization, Authority. The Investor is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, with the requisite power and authority to enter into and to consummate the transactions contemplated by this Agreement and the other Transaction Documents to which it is a party and otherwise to carry out its obligations hereunder and thereunder.

(b)            Accredited Investor Status. The Investor is an “accredited investor” as that term is defined in Rule 501(a)(3) of Regulation D (without regard to Rule 501(a)(4)) promulgated under the Securities Act.

(c)            Reliance on Exemptions. The Investor understands that the Securities may be offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Investor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Investor set forth herein in order to determine the availability of such exemptions and the eligibility of the Investor to acquire the Securities.

(d)            Investment Purpose. The Investor is acquiring the Securities as principal for its own account for investment only and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other Persons to distribute or regarding the distribution of such Securities in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting the Investor’s right to sell the Securities at any time pursuant to the Registration Statement described herein or otherwise in compliance with applicable federal and state securities laws). The Investor is acquiring the Securities hereunder in the ordinary course of its business.

(e)            Information; Independent Investigation. The Investor understands that its investment in the Securities involves a high degree of risk. The Investor (i) is able to bear the economic risk of an investment in the Securities including a total loss thereof, (ii) has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the proposed investment in the Securities and (iii) has conducted its own independent investigation, review and analysis of the business, results of operations, prospects, condition (financial or otherwise) or assets of the Company. Neither such inquiries nor any other due diligence investigations conducted by the Investor or its representatives shall modify, amend or affect the Investor’s right to rely on the Company’s representations and warranties contained in Section 4 below. The Investor has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities and is not relying on any accounting, legal, tax or other advice from the Company or its officers, employees, representatives or advisors. The Investor has relied solely upon its own investigation and acknowledges and agrees that the Company neither makes nor has made any representations or warranties with respect to the transactions contemplated hereby other than those expressly set forth in Section 4 hereof.

(f)             No Governmental Review. The Investor understands that no U.S. federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of an investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(g)            Transfer or Sale. The Investor understands that (i) the Securities may not be offered for sale, sold, assigned, pledged, hypothecated or otherwise transferred unless (A) registered pursuant to the Securities Act or (B) an exemption exists permitting such Securities to be sold, assigned or transferred without such registration; and (ii) any sale of the Securities made in reliance on Rule 144 promulgated under the Securities Act (“Rule 144”) may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as such term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder.

(h)            Validity; Enforcement. This Agreement and the other Transaction Documents have been duly and validly authorized, executed and delivered on behalf of the Investor and each is a valid and binding agreement of the Investor enforceable against the Investor in accordance with its terms, subject as to enforceability to general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(i)             Residency. The Investor’s principal place of business is in the State of Illinois.

(j)             No Short Selling. The Investor represents and warrants to the Company that at no time prior to the date of this Agreement has any of the Investor, its agents, representatives or affiliates engaged in or effected, in any manner whatsoever, directly or indirectly, any (i) “short sale” (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of the Common Stock or (ii) hedging transaction, which establishes a net short position with respect to the Common Stock.

4.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to the Investor that, except as set forth in the disclosure schedules attached hereto, which exceptions shall be deemed to be a part of the representations and warranties hereunder, as of the date hereof and as of the Commencement Date:

(a)            Organization and Qualification. The Company is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company is not in violation or default of any of the provisions of its certificate or articles of incorporation or formation, bylaws or other organizational or charter documents, except as would not be expected to result in a Material Adverse Effect. The Company is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not reasonably be expected to result in a Material Adverse Effect, and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification. The Company has no Subsidiaries.

(b)            Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and each of the other Transaction Documents, and to issue the Securities in accordance with the terms hereof and thereof. The execution and delivery of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby, including without limitation, the issuance of the Commitment Shares (as defined in Section 5(e)) and the reservation for issuance and the issuance of the Purchase Shares issuable under this Agreement have been duly authorized by the Company’s Board of Directors or a validly authorized committee thereof (collectively, the “Board of Directors”), and no further consent or authorization is required by the Company, its Board of Directors or any committee thereof, or its stockholders (except as set forth in Section 2(e) hereof). This Agreement has been, and each other Transaction Document shall be on the Commencement Date, duly executed and delivered by the Company, and this Agreement constitutes, and each other Transaction Document upon its execution on behalf of the Company, shall constitute, the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies. The Board of Directors of the Company has approved all applicable resolutions (the “Signing Resolutions”) to authorize the Company to enter into and deliver this Agreement and to perform the transactions contemplated hereby. The Signing Resolutions are valid, in full force and effect and have not been modified or supplemented in any respect. Except as set forth in this Agreement, no other approvals or consents of the Company’s Board of Directors and/or stockholders are necessary under applicable laws and the Company’s Certificate of Incorporation, as in effect on the date hereof (the “Certificate of Incorporation”) and/or the Company’s Bylaws, as in effect on the date hereof (the “Bylaws”), to authorize the execution and delivery of this Agreement or any of the transactions contemplated hereby, including, but not limited to, the issuance of the Commitment Shares and the issuance of the Purchase Shares.

(c)            Capitalization. The authorized capital stock of the Company as of the date hereof is set forth in the SEC Documents. Except as disclosed in the SEC Documents, (i) no shares of the Company’s capital stock are subject to preemptive rights or any other similar rights or any liens, encumbrances and defects (“Liens”) suffered, incurred or permitted by the Company, (ii) there are no outstanding debt securities of the Company, (iii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company, or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional shares of capital stock of the Company or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company, (iv) except for the Registration Rights Agreement, there are no agreements or arrangements under which the Company is obligated to register the sale of any of their securities under the Securities Act that have not been fulfilled, (v) there are no outstanding securities or instruments of the Company which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company is or may become bound to redeem a security of the Company, (vi) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities as described in this Agreement and (vii) the Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement. The Company has furnished to the Investor true and correct copies of the Certificate of Incorporation, and the Bylaws, and summaries of the material terms of all securities convertible into or exercisable for Common Stock outstanding on the date hereof, if any, which are not otherwise disclosed in the Registration Statement, any SEC Document or filed as an exhibit thereto.

(d)            Issuance of Securities. Upon issuance and payment therefor in accordance with the terms and conditions of this Agreement, the Securities shall be validly issued, fully paid and nonassessable and free from all taxes, Liens, charges, restrictions (other than such restrictions on transfer arising under the Securities Act prior to the effective date of the Registration Statement registering the resale thereof by the Investor under the Securities Act), rights of first refusal and preemptive rights with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. 48,000,000 shares of Common Stock (subject to adjustment for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction) have been duly authorized and have been or will be reserved for issuance upon purchase under this Agreement as Purchase Shares. Eight Hundred Ninety-Nine Thousand Two Hundred Fifty-Eight (899,258) shares of Common Stock (subject to equitable adjustment for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction) have been duly authorized and reserved for issuance as Commitment Shares (as defined below in Section 5(e)) in accordance with this Agreement.

(e)            No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the reservation for issuance and issuance of the Securities) will not (i) result in a violation of the Certificate of Incorporation, any Certificate of Designations, Preferences and Rights of any outstanding series of preferred stock of the Company or the Bylaws or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of the Principal Market applicable to the Company) or by which any property or asset of the Company is bound or affected, except in the case of conflicts, defaults, terminations, amendments, accelerations, cancellations and violations under clause (ii), which would not reasonably be expected to result in a Material Adverse Effect. The Company is not in violation of any term of or is in default under any material contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company, except for possible conflicts, defaults, terminations or amendments that would not reasonably be expected to have a Material Adverse Effect. The business of the Company is not being conducted, and shall not be conducted, in violation of any law, ordinance, regulation of any governmental entity, except for possible violations, the sanctions for which either individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect. Except as specifically contemplated by this Agreement, the Registration Rights Agreement and as required under the Securities Act or applicable state securities laws and the rules and regulations of the Principal Market, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents in accordance with the terms hereof or thereof. Except as set forth elsewhere in this Agreement or the Registration Rights Agreement, all consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence shall be obtained or effected on or prior to the Commencement Date. Except as disclosed in the SEC Documents, since one (1) year prior to the date hereof, the Company has not received nor delivered any notices or correspondence from or to the Principal Market, other than notices with respect to listing of additional shares of Common Stock and other routine correspondence. Except as disclosed in the SEC Documents, since one (1) year prior to the date hereof, the Principal Market has not commenced any delisting proceedings against the Company.

(f)             SEC Documents; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company with the SEC under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the twelve (12) months preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such documents) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Documents”) on a timely basis. As of their respective dates, the SEC Documents complied as to form in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, each as in effect on the date so filed. None of the SEC Documents contained, when filed as finally amended prior to the date hereof, any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Except as described in the notes thereto, the financial statements of the Company included in the SEC Documents, together with the related notes and schedules thereto, have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis and fairly present, in all material respects, the financial position and the assets and liabilities and the results of operations of the Company as of the respective dates thereof or for the respective periods set forth therein; provided, however, that the unaudited financial statements of the Company are subject in all respects to year-end adjustments and do not contain all footnotes and schedules required in audited financial statements, none of which, individually or in the aggregate, are material. Except as disclosed in the SEC documents or as publicly available through the SEC’s Electronic Data Gathering, Analysis, and Retrieval system (EDGAR), or in connection with a confidential treatment request submitted to the SEC, the Company has received no notices or correspondence from the SEC for the one (1) year preceding the date hereof other than SEC comment letters relating to the Company’s filings under the Exchange Act and the Securities Act. There are no outstanding or unresolved comments in comment letters received from the SEC staff with respect to any of the SEC Documents. To the Company’s knowledge, the SEC has not commenced any enforcement proceedings against the Company. For purposes of this Agreement, “knowledge of the Company” or “to the Company’s knowledge” or words of similar import means the actual knowledge of the Company’s Chief Executive Officer and/or Chief Accounting Officer after making a reasonable inquiry.

(g)            Absence of Certain Changes. Except as disclosed in the SEC Documents and as expressly disclosed in this Agreement, since December 31, 2024, there has not occurred any event or development that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect. The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any Bankruptcy Law nor does the Company have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy or insolvency proceedings. The Company is financially solvent and is generally able to pay its debts as they become due.

(h)            Absence of Litigation. Except as disclosed in the SEC documents, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company, the Common Stock or any of the Company’s officers or directors in their capacities as such, which would reasonably be expected to have a Material Adverse Effect.

(i)             Acknowledgment Regarding Investor’s Status. The Company acknowledges and agrees that the Investor is acting solely in the capacity of arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby. The Company further acknowledges that the Investor is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby and any advice given by the Investor or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to the Investor’s purchase of the Securities. The Company further represents to the Investor that the Company’s decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives and advisors.

(j)             No General Solicitation; No Aggregated Offering. Neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Securities. Neither the Company, nor or any of its affiliates, nor any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the offer and sale of any of the Securities under the Securities Act, whether through integration with prior offerings or otherwise, or cause this offering of the Securities to be aggregated with prior offerings by the Company in a manner that would require stockholder approval pursuant to the rules of the Principal Market on which any of the securities of the Company are listed or designated. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Principal Market.

(k)            Intellectual Property Rights. Except as disclosed in the SEC Documents, the Company owns or possesses adequate rights or licenses to use all material trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights necessary to conduct its business as now conducted, except as such failure to own, possess or acquire such rights would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. None of the Company’s material trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, government authorizations, trade secrets or other intellectual property rights have expired or terminated, or, by the terms and conditions thereof, could expire or terminate within two (2) years from the date of this Agreement, except as would not reasonably be expected to have a Material Adverse Effect. The Company is not, and to the knowledge of the Company, no other party is in material breach of any license agreement related to the intellectual property rights of the Company. The Company does not have any knowledge of any infringement by the Company of any material trademark, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secret or other similar rights of others, or of any such development of similar or identical trade secrets or technical information by others, and there is no claim, action or proceeding being made or brought against, or to the Company’s knowledge, being threatened against, the Company regarding trademark, trade name, patents, patent rights, invention, copyright, license, service names, service marks, service mark registrations, trade secret or other infringement, which would reasonably be expected to have a Material Adverse Effect.

(l)             Environmental Laws. The Company (i) is in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) has received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) is in compliance with all terms and conditions of any such permit, license or approval, except where, in each of the three foregoing clauses, the failure to so comply could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(m)           Title. Except as disclosed in the SEC Documents, the Company has good and marketable title in fee simple to all real property owned by it and good and marketable title in all personal property owned by it that is material to the business of the Company, in each case free and clear of all Liens and, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties and Liens that would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. Any real property and facilities held under lease by the Company are held by it under valid, subsisting and enforceable leases with which the Company is in compliance with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company or would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(n)            Insurance. The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company is engaged. The Company has not been refused any insurance coverage sought or applied for and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect.

(o)            Regulatory Permits. The Company possesses all material certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as currently conducted, except where the failure to possess such certificates, authorizations, or permits would not reasonably be expected to have a Material Adverse Effect, and the Company has not received any notice of proceedings relating to the revocation or modification of any such material certificate, authorization or permit except such notices that would not reasonably be expected to have a Material Adverse Effect.

(p)            Tax Status. The Company has made or filed all federal, state, local or foreign income and all other material tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and have paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply, and except as would not reasonably be expected to have a Material Adverse Effect. To the Company’s knowledge, there are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction.

(q)            Transactions with Affiliates. Except as disclosed in the SEC Documents, to the Company’s knowledge, none of the Company’s stockholders covered by Item 403(a) of Regulation S-K, officers or directors or any family member or affiliate of any of the foregoing, has either directly or indirectly an interest in, or is a party to, any transaction that is required to be disclosed as a related party transaction pursuant to Item 404 of Regulation S-K promulgated under the Securities Act.

(r)             Application of Takeover Protections. The Company and its Board of Directors have taken or will take prior to the Commencement Date all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Certificate of Incorporation or the laws of the state of its incorporation which is or could become applicable to the Investor as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Securities and the Investor’s ownership of the Securities.

(s)            Disclosure. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents that will be timely publicly disclosed by the Company, the Company confirms that neither it nor any other Person acting on its behalf has provided the Investor or its agents or counsel with any information that it believes constitutes or might constitute material, non-public information which is not otherwise disclosed in the SEC Documents. The Company understands and confirms that the Investor will rely on the foregoing representation in effecting purchases and sales of securities of the Company. The Company acknowledges and agrees that the Investor neither makes nor has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3 hereof.

(t)             Foreign Corrupt Practices. Neither the Company, nor to the knowledge of the Company, any agent or other Person acting on behalf of the Company, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any Person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

(u)            DTC Eligibility. The Company, through the Transfer Agent, currently participates in the DTC Fast Automated Securities Transfer (FAST) Program and the Common Stock can be transferred electronically to third parties via the DTC Fast Automated Securities Transfer (FAST) Program.

(v)            Disclosure Controls. The Company maintains an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its management have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(w)           Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. The Investor shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section 4(w) that may be due in connection with the transactions contemplated by the Transaction Documents. The Company shall pay, and hold the Investor harmless against, any liability, loss or expense (including, without limitation, attorneys’ fees and out of pocket expenses) arising in connection with any such claim.

(x)            Investment Company. The Company is not, and immediately after giving effect to the sale of the Purchase Shares in accordance with this Agreement and the application of the proceeds as described in the Registration Statement under the caption “Use of Proceeds,” will not be, required to register as an “investment company” or a company “controlled by” an entity required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(y)           Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock pursuant to the Exchange Act nor has the Company received any notification that the SEC is currently contemplating terminating such registration. The Company has not been, and currently is not, an Ineligible Issuer (as defined in Rule 405 of the Securities Act).

(z)            Accountants. The Company’s accountants are set forth in the SEC Documents and, to the knowledge of the Company, such accountants are an independent registered public accounting firm as required by the Securities Act.

(aa)          No Market Manipulation. The Company has not, and to its knowledge no Person acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or, paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company.

(bb)         Shell Company Status. The Company is not, and has not been in the past twenty-four (24) months, an issuer identified in Rule 144(i)(1)(i) and, if so, has filed with the SEC current “Form 10 information” (as defined in Rule 144(i)(3)) at least twelve (12) months prior to the date of this Agreement reflecting its status as an entity that is no longer an issuer identified in Rule 144(i)(1)(i).

(cc)          Sarbanes-Oxley. The Company is in compliance with all material provisions of the Sarbanes-Oxley Act of 2002, as amended, which are applicable to it as of the date hereof.

(dd)         Benefit Plans; Labor Matters. Each benefit and compensation plan, agreement, policy and arrangement that is maintained, administered or contributed to by the Company for current or former employees or directors of, or independent contractors with respect to, the Company has been maintained in compliance in all material respects with its terms and the requirements of any applicable statutes, orders, rules and regulations, and the Company has complied in all material respects with all applicable statutes, orders, rules and regulations in regard to such plans, agreements, policies and arrangements. Each stock option granted under any equity incentive plan of the Company (each, a “Stock Plan”) since June 25, 2021 was granted with a per share exercise price no less than the market price per share of Common Stock on the grant date of such option in accordance with the rules of the Principal Market, and no such grant involved any “back-dating,” “forward-dating” or similar practice with respect to the effective date of such grant; each such option (i) was granted in compliance in all material respects with applicable laws and with the applicable Stock Plan(s), (ii) was duly approved by the Board of Directors, a duly authorized committee thereof, or the Chief Executive Officer pursuant to delegated authority, and (iii) has been properly accounted for in the Company’s financial statements and disclosed, to the extent required, in the Company’s filings or submissions with the SEC, and the Principal Market. No labor problem or dispute with the employees of the Company exists or is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers or contractors, that would have a Material Adverse Effect.

(ee)          Regulatory. Except as disclosed in the SEC Documents, the Company possesses all material certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses as currently conducted and the Company has not received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit, except in the case of each of the two foregoing clauses, as would not reasonably be expected to have a Material Adverse Effect.

(ff)            No Disqualification Events. None of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering contemplated hereby, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) under the Securities Act. The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event.

5.	COVENANTS.

(a)            Filing of Current Report and Registration Statement. The Company agrees that it shall, within the time required under the Exchange Act, file with the SEC a report on Form 8-K relating to the transactions contemplated by, and describing the material terms and conditions of, the Transaction Documents (the “Current Report”). The Company shall also file with the SEC within ten (10) Business Days from the date of the Company’s filing of its quarterly report on Form 10-Q for the period ending March 31, 2025 a new registration statement (the “Registration Statement”) covering the resale of Securities in accordance with the terms of the Registration Rights Agreement, and until the Registration Statement is declared effective, the Company shall not publicly file any other registration statement with the SEC under the Securities Act. The Company shall permit the Investor to review and comment upon the final pre-filing draft version of the Registration Statement in accordance with Section 2(a) of the Registration Rights Agreement.

(b)            Blue Sky. The Company shall take all such action, if any, as is reasonably necessary in order to obtain an exemption for or to register or qualify (i) the issuance of the Commitment Shares and the sale of the Purchase Shares to the Investor under this Agreement and (ii) any subsequent resale of all Securities by the Investor, in each case, under applicable securities or “Blue Sky” laws of the states of the United States in such states as is reasonably requested by the Investor from time to time, and shall provide evidence of any such action so taken to the Investor.

(c)            Listing/DTC. The Company shall promptly secure the listing of all of the Securities to be issued to the Investor hereunder on the Principal Market (subject to official notice of issuance) and upon each other national securities exchange or automated quotation system, if any, upon which the Common Stock is then listed, and shall use commercially reasonable efforts to maintain, so long as any shares of Common Stock shall be so listed, such listing of all such Securities from time to time issuable hereunder. The Company shall use commercially reasonable efforts to maintain the listing of the Common Stock on the Principal Market and shall comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules and regulations of the Principal Market. The Company shall not take any action that would reasonably be expected to result in the delisting or suspension of the Common Stock on the Principal Market. The Company shall promptly, and in no event later than the following Business Day, provide to the Investor copies of any notices it receives from the Principal Market regarding the continued eligibility of the Common Stock for listing on the Principal Market; provided, however, that the Company shall not provide the Investor copies of any such notice that the Company reasonably believes constitutes material non-public information and that the Company would not be required to publicly disclose in any report or statement filed with the SEC under the Exchange Act (including on Form 8-K) or the Securities Act. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 5(c). The Company shall take all action necessary to ensure that its Common Stock can be transferred electronically as DWAC Shares.

(d)            Prohibition of Short Sales and Hedging Transactions. The Investor agrees that beginning on the date of this Agreement and ending on the date of termination of this Agreement as provided in Section 11 hereof, the Investor and its agents, representatives and affiliates shall not in any manner whatsoever enter into or effect, directly or indirectly, any (i) “short sale” (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of the Common Stock or (ii) hedging transaction, which establishes a short position with respect to the Common Stock.

(e)            Issuance of Commitment Shares. In consideration for the Investor’s execution and delivery of this Agreement, the Company shall cause the Transfer Agent to issue on the date of this Agreement Eight Hundred Ninety-Nine Thousand Two Hundred Fifty-Eight (899,258) shares of Common Stock (the “Commitment Shares”) directly to the Investor and shall deliver to the Transfer Agent the Irrevocable Transfer Agent Instructions in the form as set forth in Section 6 hereof. For the avoidance of doubt, all of the Commitment Shares shall be fully earned as of the date of this Agreement, whether or not Commencement shall occur or any Purchase Shares are purchased by the Investor under this Agreement and irrespective of any termination of this Agreement.

(f)             Due Diligence; Non-Public Information. During the term of this Agreement and subject to Section 4(s) hereof, the Investor shall have the right, from time to time as the Investor may reasonably deem appropriate, and upon reasonable advance notice to the Company, to perform reasonable due diligence on the Company during normal business hours. The Company and its officers and employees shall provide information and reasonably cooperate with the Investor in connection with any reasonable request by the Investor related to the Investor’s due diligence of the Company; provided however, that the Company will not disclose any material non-public information to the Investor. Each party hereto agrees not to disclose any Confidential Information (including material non-public information) of the other party to any third party and shall not use the Confidential Information for any purpose other than in connection with, or in furtherance of, the transactions contemplated hereby. Each party hereto acknowledges that the Confidential Information shall remain the property of the disclosing party and agrees that it shall take all reasonable measures to protect the secrecy of any Confidential Information disclosed by the other party. The receiving party may disclose Confidential Information to the extent such information is required to be disclosed by law, regulation or order of a court of competent jurisdiction or regulatory authority, provided that the receiving party shall promptly notify the disclosing party when such requirement to disclose arises, and shall cooperate with the disclosing party so as to enable the disclosing party to: (i) seek an appropriate protective order; and (ii) make any applicable claim of confidentiality in respect of such Confidential Information; and provided, further, that the receiving party shall disclose Confidential Information only to the extent required by the protective order or other similar order, if such an order is obtained, and, if no such order is obtained, the receiving party shall disclose only the minimum amount of such Confidential Information required to be disclosed in order to comply with the applicable law, regulation or order. In addition, any such Confidential Information disclosed pursuant to this Section 5(f) shall continue to be deemed Confidential Information. Notwithstanding anything in this Agreement to the contrary, the Company and the Investor agree that neither the Company nor any other Person acting on its behalf shall provide the Investor or its agents or counsel with any information that constitutes material, non-public information, unless a simultaneous public announcement thereof is made by the Company in the manner contemplated by Regulation FD under the Exchange Act. In the event of a breach of the foregoing covenant by the Company or any Person acting on its behalf (as determined in the reasonable good faith judgment of the Investor), in addition to any other remedy provided herein or in the other Transaction Documents, if the Investor is holding any Securities at the time of the disclosure of such material non-public information, the Investor shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material, non-public information without receiving the prior approval by the Company; provided the Investor shall have first provided notice to the Company that it believes, based on the advice of external counsel, it has received information that constitutes material, non-public information, the Company shall have at least two (2) Business Days from such notice to either publicly disclose such material, non-public information or to demonstrate to the Investor that such information does not constitute material, non-public information prior to any such disclosure by the Investor. The Investor shall not have any liability to the Company, or any of its directors, officers, employees, stockholders or agents, for any such disclosure made in compliance with this Section 5(f). The Company understands and confirms that the Investor shall be relying on the foregoing covenants in effecting transactions in securities of the Company.

(g)            Purchase Records. The Investor and the Company shall each maintain records showing the remaining Available Amount at any given time and the dates and Purchase Amounts for each Regular Purchase, Accelerated Purchase and Additional Accelerated Purchase or shall use such other method, reasonably satisfactory to the Investor and the Company.

(h)            Taxes. The Company shall pay any and all transfer, stamp or similar taxes that may be payable with respect to the issuance and delivery of any shares of Common Stock to the Investor made under this Agreement.

(i)             No Aggregation. From and after the date of this Agreement, neither the Company, nor any of its affiliates will, and the Company shall use its reasonable best efforts to ensure that no Person acting on their behalf will, directly or indirectly, make any offers or sales of any security or solicit any offers to buy any security, under circumstances that would cause this offering of the Securities by the Company to the Investor to be aggregated with other offerings by the Company in a manner that would require stockholder approval pursuant to the rules of the Principal Market on which any of the securities of the Company are listed or designated unless stockholder approval is obtained before the closing of such subsequent transaction in accordance with the rules of such Principal Market.

(j)             Use of Proceeds. The Company will use the net proceeds from the offering for any corporate purpose at the sole discretion of the Company.

(k)            Other Transactions. During the term of this Agreement, the Company shall not enter into, announce or recommend to its stockholders any agreement, plan, arrangement or transaction in or of which the terms thereof would restrict, materially delay, conflict with or impair the ability or right of the Company to perform its obligations under the Transaction Documents, including, without limitation, the obligation of the Company to deliver the Securities to the Investor in accordance with the terms of the Transaction Documents.

(l)             No Integration. From and after the date of this Agreement, neither the Company, nor or any of its affiliates will, and the Company shall use its reasonable best efforts to ensure that no Person acting on their behalf will, directly or indirectly, make any offers or sales of any security or solicit any offers to buy any security, under circumstances that would require registration of the offer and sale of any of the Securities under the Securities Act.

(m)           Limitation on Variable Rate Transactions. From and after the date of this Agreement until the twenty-four (24) month anniversary of the date of this Agreement (irrespective of any earlier termination of this Agreement), the Company shall be prohibited from effecting or entering into an agreement to effect any issuance by the Company of Common Stock involving a Variable Rate Transaction other than with the Investor. “Variable Rate Transaction” means an “equity line of credit” or substantially similar transaction whereby an investor is irrevocably bound to purchase securities over a period of time from the Company at a price based on the market price of the Company’s Common Stock at the time of each such purchase, provided, however, that this Section 5(m) shall not be deemed to prohibit the issuance and sale of Common Stock pursuant to an “at-the-market offering” by the Company exclusively through a registered broker-dealer acting as agent of the Company pursuant to a written agreement between the Company and such registered broker-dealer.

(n)            Publicity. The Company shall afford the Investor and its counsel with the opportunity to review and comment upon, shall consult with the Investor and its counsel on the form and substance of, and shall give due consideration to all such comments from the Investor or its counsel on, disclosure that is part of any press release, SEC filing or any other public disclosure by or on behalf of the Company that identifies the Investor, describes its purchases hereunder or summarizes any aspect of the Transaction Documents or the transactions contemplated thereby, not less than twenty-four (24) hours prior to the issuance, filing or public disclosure thereof; provided that (i) the Company shall not be required to provide to the Investor any press release, SEC filing or any other public disclosure that solely discloses the number of shares sold to the Investor and the amounts paid by the Investor for such shares and (ii) the Company shall not be required to provide to the Investor any disclosures that are materially similar to those previously reviewed by the Investor. The Investor must be provided with a substantially final version of any such disclosure that relates to the Investor, at least twenty-four (24) hours prior to any release, filing or use by the Company thereof.

6.	TRANSFER AGENT INSTRUCTIONS.

(a)            On the date of this Agreement, the Company shall issue irrevocable instructions to the Transfer Agent, in the form substantially similar to those used by the Investor in substantially similar transactions, to issue the Commitment Shares in accordance with the terms of this Agreement (the “Irrevocable Transfer Agent Instructions”). The certificate(s) or book-entry statement(s) representing the Commitment Shares, except as set forth below, shall bear the following restrictive legend (the “Restrictive Legend”) and no other legend whatsoever.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, UNLESS SOLD PURSUANT TO: (1) RULE 144 UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (2) AN OPINION OF COMPANY COUNSEL, IN A CUSTOMARY FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS.

(b)            On the earlier of (i) the date the Registration Statement is declared effective by the SEC and (ii) such time that the Investor shall request, provided all conditions of Rule 144 under the Securities Act are met, the Company shall, no later than two (2) Business Days following the delivery by the Investor to the Company or the Transfer Agent of one or more legended certificates or book-entry statements representing the Commitment Shares (which certificates or book-entry statements the Investor shall promptly deliver on or prior to the first to occur of the events described in clauses (i) and (ii) of this sentence), as directed by the Investor, issue and deliver (or cause to be issued and delivered) to the Investor, as requested by the Investor, either: (A) a certificate or book-entry statement representing such Commitment Shares that is free from all restrictive and other legends or (B) a number of shares of Common Stock equal to the number of Commitment Shares represented by the certificate(s) or book-entry statement(s) so delivered by the Investor as DWAC Shares. The Company shall take all actions reasonably necessary to carry out the intent and accomplish the purposes of the immediately preceding sentence, including, without limitation, delivering all such legal opinions, consents, certificates, resolutions and instructions to the Transfer Agent, and any successor transfer agent of the Company, as may be reasonably requested from time to time by the Investor or necessary or desirable to carry out the intent and accomplish the purposes of the immediately preceding sentence. On or before the Commencement Date, the Company shall issue to the Transfer Agent, and any subsequent transfer agent, (i) irrevocable instructions in the form substantially similar to those used by the Investor in substantially similar transactions (the “Commencement Irrevocable Transfer Agent Instructions”) and (ii) the notice of effectiveness of the Registration Statement in a form acceptable to the Transfer Agent (the “Notice of Effectiveness of Registration Statement”), in each case to issue the Securities in accordance with the terms of this Agreement and the Registration Rights Agreement. All Purchase Shares to be issued from and after the Commencement Date to the Investor pursuant to this Agreement shall be issued only as DWAC Shares. The Company represents and warrants to the Investor that, while this Agreement is effective, no instruction other than the Commencement Irrevocable Transfer Agent Instructions and the Notice of Effectiveness of Registration Statement referred to in this Section 6(b) will be given by the Company to the Transfer Agent with respect to the Commitment Shares, or any of the Purchase Shares covered by the Registration Statement from and after Commencement, and the Commitment Shares and the Purchase Shares covered by the Registration Statement shall otherwise be freely transferable on the books and records of the Company. The Company agrees that if the Company fails to fully comply with the provisions of this Section 6(b) within five (5) Business Days of the Investor providing the deliveries referred to above, the Company shall, at the Investor’s written instruction, purchase such shares of Common Stock containing the Restrictive Legend from the Investor at the greater of the (i) purchase price paid for such shares of Common Stock and (ii) the Closing Sale Price of the Common Stock on the date of the Investor’s written instruction.

7.	CONDITIONS TO THE COMPANY’S RIGHT TO COMMENCE

SALES OF SHARES OF COMMON STOCK.

The right of the Company hereunder to commence sales of the Purchase Shares on the Commencement Date is subject to the satisfaction or, where legally permissible, the waiver of each of the following conditions:

(a)            The Investor shall have executed each of the Transaction Documents and delivered the same to the Company;

(b)            The Registration Statement covering the resale of all of such Purchase Shares as required pursuant to the Registration Rights Agreement shall have been declared effective under the Securities Act by the SEC and no stop order with respect to the Registration Statement shall be pending or, to the Company’s knowledge, threatened by the SEC;

(c)            The Common Stock shall be listed on the Principal Market, and all Securities to be issued by the Company to the Investor under the Transaction Documents shall have been approved for listing on the Principal Market in accordance with the applicable rules and regulations of the Principal Market, subject only to official notice of issuance; and

(d)            The representations and warranties of the Investor shall be true and correct in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality in Section 3 above, in which case, such representations and warranties shall be true and correct without further qualification) as of the date hereof and as of the Commencement Date as though made at that time.

8.	CONDITIONS TO THE INVESTOR’S OBLIGATION TO PURCHASE SHARES OF COMMON STOCK.

The obligation of the Investor to buy Purchase Shares (other than the Commitment Shares) under this Agreement is subject to the satisfaction or, where legally permissible, the waiver of each of the following conditions on or prior to the Commencement Date and, once such conditions have been initially satisfied, there shall not be any ongoing obligation to satisfy such conditions after the Commencement has occurred:

(a)            The Company shall have executed each of the Transaction Documents and delivered the same to the Investor;

(b)            The Investor shall have received the opinion and negative assurance letter of the Company’s corporate legal counsel (the “Company Counsel”) dated as of the Commencement Date substantially in the form agreed to prior to the date of this Agreement by the Company Counsel and the Investor’s legal counsel;

(c)            The representations and warranties of the Company shall be true and correct in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality in Section 4 above, in which case, such representations and warranties shall be true and correct in all material respects without further qualification) as of the date when made and as of the Commencement Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct in all material respects as of such date) and the Company shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Commencement Date. The Investor shall have received a certificate, executed by the Chief Executive Officer or the Chief Financial Officer of the Company, dated as of the Commencement Date, to the foregoing effect in the form attached hereto as Exhibit A;

(d)            The Board of Directors of the Company shall have adopted the Signing Resolutions, substantially in the form agreed to prior to the date of this Agreement by the Company Counsel and the Investor’s legal counsel, to authorize this Agreement and the transactions contemplated hereby, which shall be in full force and effect without any amendment or supplement thereto as of the Commencement Date;

(e)            As of the Commencement Date, the Company shall have reserved out of its authorized and unissued Common Stock, solely for the purpose of effecting purchases of Purchase Shares hereunder, 48,000,000 shares of Common Stock (excluding the Commitment Shares);

(f)             The Commencement Irrevocable Transfer Agent Instructions and the Notice of Effectiveness of Registration Statement each shall have been delivered to and acknowledged in writing by the Company and the Company’s Transfer Agent (or any successor transfer agent);

(g)            The Company shall have delivered to the Investor a certificate evidencing the incorporation and good standing of the Company in the State of Delaware issued by the Secretary of State of the State of Delaware and a certificate or its equivalent evidencing the good standing of the Company as a foreign corporation in any other jurisdiction where the Company is duly qualified to conduct business, in each case, as of a date within ten (10) Business Days of the Commencement Date;

(h)            The Company shall have delivered to the Investor a certified copy of the Certificate of Incorporation as certified by the Secretary of State of the State of Delaware within ten (10) Business Days of the Commencement Date;

(i)             The Company shall have delivered to the Investor a secretary’s certificate executed by the Secretary of the Company, dated as of the Commencement Date, in the form attached hereto as Exhibit B;

(j)             The Registration Statement covering the resale of the Securities in accordance with the Registration Rights Agreement shall have been declared effective under the Securities Act by the SEC and no stop order with respect to the Registration Statement shall be pending or, to the Company’s knowledge, threatened by the SEC. If required, the Company shall have prepared and filed with the SEC, not later than two (2) Business Days after the effective date of the Registration Statement, a final prospectus (the preliminary form of which shall be included in the Registration Statement) and shall have delivered to the Investor a true and complete copy thereof. When filed, such prospectus shall be current and available for the resale by the Investor of all of the Securities covered thereby. The Current Report shall have been filed with the SEC, as required pursuant to Section 5(a) hereof, all reports, schedules, registrations, forms, statements, information and other documents required to have been filed by the Company with the SEC at or prior to the Commencement Date pursuant to the reporting requirements of the Exchange Act shall have been filed with the SEC within the applicable time periods prescribed for such filings under the Exchange Act;

(k)            No Suspension Event (as defined below) has occurred, and no event which, after notice and/or lapse of time, would reasonably be expected to become a Suspension Event has occurred;

(l)             No statute, regulation, order, decree, writ, ruling or injunction shall have been enacted, entered, promulgated, threatened or endorsed by any federal, state, local or foreign court or governmental authority of competent jurisdiction which prohibits the consummation of or which would materially modify or delay any of the transactions contemplated by the Transaction Documents;

(m)           No action, suit or proceeding before any federal, state, local or foreign arbitrator or any court or governmental authority of competent jurisdiction shall have been commenced or threatened, and no inquiry or investigation by any federal, state, local or foreign governmental authority of competent jurisdiction shall have been commenced or, to the Company’s knowledge, threatened, against the Company, or any of the officers, directors or affiliates of the Company, seeking to restrain, prevent or change the transactions contemplated by the Transaction Documents, or seeking material damages in connection with such transactions; and

(n)            All federal, state and local governmental laws, rules and regulations applicable to the transactions contemplated by the Transaction Documents and necessary for the execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated thereby in accordance with the terms thereof shall have been complied with, and all consents, authorizations and orders of, and all filings and registrations with, all federal, state and local courts or governmental agencies and all federal, state and local regulatory or self-regulatory agencies necessary for the execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated thereby in accordance with the terms thereof shall have been obtained or made, including, without limitation, in each case those required under the Securities Act, the Exchange Act, applicable state securities or “Blue Sky” laws or applicable rules and regulations of the Principal Market, or otherwise required by the SEC, the Principal Market or any state securities regulators.

9.	INDEMNIFICATION.

In consideration of the Investor’s execution and delivery of the Transaction Documents and acquiring the Securities hereunder and in addition to all of the Company’s other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless the Investor and all of its affiliates, officers, directors, members, managers, employees and direct or indirect investors and any of the foregoing Person’s agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of or relating to: (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or document executed by the Company contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate, instrument or document executed by the Company contemplated hereby or thereby or (c) any cause of action, suit or claim brought or made against such Indemnitee and arising out of or resulting from the execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby other than, in the case of clause (c), with respect to Indemnified Liabilities which directly and primarily result from the fraud, gross negligence or willful misconduct of an Indemnitee. The indemnity in this Section 9 shall not apply to amounts paid in settlement of any claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld, conditioned or delayed. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. Payment under this indemnification shall be made within thirty (30) days from the date the Indemnitee makes written request for it. A certificate containing reasonable detail as to the amount of such indemnification submitted to the Company by the Indemnitee shall be conclusive evidence, absent manifest error, of the amount due from the Company to the Indemnitee; provided that the Indemnitee shall undertake to repay any amounts paid to it hereunder if it is ultimately determined, by a final and non-appealable order of a court of competent jurisdiction, that the Indemnitee is not entitled to be indemnified against such Indemnified Liabilities by the Company pursuant to this Agreement. If any action shall be brought against any Indemnitee in respect of which indemnity may be sought pursuant to this Agreement, such Indemnitee shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Indemnitee. Any Indemnitee shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnitee, except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between the position of the Company and the position of such Indemnitee, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel.

10.	SUSPENSION EVENTS.

In addition to any other rights and remedies under applicable law and this Agreement, so long as a “Suspension Event” has occurred and is continuing, or if any event that, after notice and/or lapse of time, would reasonably be expected to become a Suspension Event, has occurred and is continuing, the Company shall not deliver to the Investor any Purchase Notice, and the Investor shall not purchase any shares of Common Stock under this Agreement. For the avoidance of doubt, following a Suspension Event, purchases by the Investor pursuant to Section 2 hereof may resume as soon as such Suspension Event has been resolved. A “Suspension Event” shall be deemed to have occurred at any time as any of the following events occurs:

(a)            the effectiveness of the Registration Statement registering the Securities lapses for any reason (including, without limitation, the issuance of a stop order or similar order), the Registration Statement or any prospectus thereunder is unavailable for the resale by the Investor of any or all of the Securities to be issued to the Investor under the Transaction Documents, and any such lapse or unavailability continues for a period of ten (10) consecutive Business Days or for more than an aggregate of thirty (30) Business Days in any 365-day period, but excluding a lapse or unavailability where (i) the Company terminates the Registration Statement after the Investor has confirmed in writing that all of the Securities covered thereby have been resold or (ii) the Company supersedes the Registration Statement with a New Registration Statement, including (without limitation) when the Registration Statement is effectively replaced with a New Registration Statement covering Securities (provided in the case of this clause (ii) that all of the Securities covered by the superseded (or terminated) registration statement that have not theretofore been sold to the Investor are included in the superseding (or new) registration statement);

(b)            the suspension of the Common Stock from trading on the Principal Market for a period of one (1) Business Day, provided that the Company may not direct the Investor to purchase any shares of Common Stock during any such suspension;

(c)            the delisting of the Common Stock from The Nasdaq Capital Market; provided, however, that the Common Stock is not immediately thereafter trading on The Nasdaq Global Market, The Nasdaq Global Select Market, the New York Stock Exchange, the NYSE Arca, the NYSE American, or the OTCQB or the OTCQX operated by the OTC Markets Group, Inc. (or any nationally recognized successor to any of the foregoing);

(d)            the failure for any reason by the Transfer Agent to issue the Purchase Shares to the Investor by the second Business Day after the applicable Regular Purchase Date or Accelerated Purchase Date (as applicable) on which the Investor is entitled to receive such Purchase Shares;

(e)            the Company breaches any representation, warranty, covenant or other term or condition under any Transaction Document if such breach would reasonably be expected to have a Material Adverse Effect and except, in the case of a breach of a covenant which is reasonably curable, only if such breach continues for a period of at least five (5) Business Days;

(f)             if any Person commences a proceeding against the Company pursuant to or within the meaning of any Bankruptcy Law;

(g)            if the Company pursuant to or within the meaning of any Bankruptcy Law, (i) commences a voluntary case, (ii) consents to the entry of an order for relief against it in an involuntary case, (iii) consents to the appointment of a receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law (a “Custodian”) of it or for all or substantially all of its property, or (iv) makes a general assignment for the benefit of its creditors or is generally unable to pay its debts as the same become due;

(h)            a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (i) is for relief against the Company in an involuntary case, (ii) appoints a Custodian of the Company or for all or substantially all of its property, or (iii) orders the liquidation of the Company;

(i)             if at any time the Company is not eligible to transfer its Common Stock electronically as DWAC Shares; or

(j)             if at any time after the Commencement Date, the Exchange Cap is reached (to the extent the Exchange Cap is applicable pursuant to Section 2(e) hereof) and the Company’s stockholders have not approved the transactions contemplated by this Agreement in accordance with the applicable rules and regulations of the Principal Market.

11.	TERMINATION

This Agreement may be terminated only as follows:

(a)            If pursuant to or within the meaning of any Bankruptcy Law, the Company commences a voluntary case or any Person commences a proceeding against the Company which is not discharged within 90 days, a Custodian is appointed for the Company or for all or substantially all of its property, or the Company makes a general assignment for the benefit of its creditors (any of which would be a Suspension Event as described in Sections 10(f), 10(g) and 10(h) hereof), this Agreement shall automatically terminate without any liability or payment to the Company (except as set forth below) without further action or notice by any Person.

(b)            In the event that the Commencement shall not have occurred on or before July 31, 2025 due to the failure to satisfy the conditions set forth in Sections 7 and 8 above with respect to the Commencement, either the Company or the Investor shall have the option to terminate this Agreement at the close of business on such date or thereafter without liability of any party to any other party (except as set forth below); provided, however, that the right to terminate this Agreement under this Section 11(b) shall not be available to any party if such party is then in breach of any covenant or agreement contained in this Agreement or any representation or warranty of such party contained in this Agreement fails to be true and correct such that the conditions set forth in Section 7(d) or Section 8(c), as applicable, could not then be satisfied.

(c)            At any time after the Commencement Date, the Company shall have the option to terminate this Agreement for any reason or for no reason by delivering notice (a “Company Termination Notice”) to the Investor electing to terminate this Agreement without any liability whatsoever of any party to any other party under this Agreement (except as set forth below). The Company Termination Notice shall be effective one (1) Business Day after it has been received by the Investor.

(d)            This Agreement shall automatically terminate on the date that the Company sells and the Investor purchases the full Available Amount as provided herein, without any action or notice on the part of any party and without any liability whatsoever of any party to any other party under this Agreement (except as set forth below).

(e)            If, for any reason or for no reason, the full Available Amount has not been purchased in accordance with Section 2 of this Agreement by the Maturity Date, this Agreement shall automatically terminate on the Maturity Date, without any action or notice on the part of any party and without any liability whatsoever of any party to any other party under this Agreement (except as set forth below).

Except as set forth in Sections 11(a) (in respect of a Suspension Event under Sections 10(f), 10(g) and 10(h)), 11(d) and 11(e), any termination of this Agreement pursuant to this Section 11 shall be effected by written notice from the Company to the Investor, or the Investor to the Company, as the case may be, setting forth the basis for the termination hereof. The representations and warranties of the Company and the Investor contained in Sections 3 and 4 hereof, the indemnification provisions set forth in Section 9 hereof and the agreements and covenants set forth in Sections 5, 6, 10, 11 and 12 hereof shall survive the Commencement and any termination of this Agreement. No termination of this Agreement shall (i) affect the Company’s or the Investor’s rights or obligations under (A) this Agreement with respect to any pending Regular Purchases, Accelerated Purchases, and Additional Accelerated Purchases and the Company and the Investor shall complete their respective obligations with respect to any pending Regular Purchases, Accelerated Purchases and Additional Accelerated Purchases under this Agreement and (B) the Registration Rights Agreement, which shall survive any such termination in accordance with its terms, or (ii) be deemed to release the Company or the Investor from any liability for intentional misrepresentation or willful breach of any of the Transaction Documents.

12.	MISCELLANEOUS.

(a)            Governing Law; Jurisdiction; Jury Trial. The corporate laws of the State of Delaware shall govern all issues concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity, enforcement and interpretation of this Agreement and the other Transaction Documents shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction and venue in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in the City and County of New York, for the adjudication of any dispute hereunder or under the other Transaction Documents or in connection herewith or therewith, or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(b)            Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a signature delivered by e-mail in a “.pdf” format data file shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original signature.

(c)            Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d)            Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

(e)            Entire Agreement. The Transaction Documents supersede all other prior oral or written agreements between the Investor, the Company, their affiliates and Persons acting on their behalf with respect to the subject matter thereof, and this Agreement, the other Transaction Documents and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Investor makes any representation, warranty, covenant or undertaking with respect to such matters. The Company acknowledges and agrees that it has not relied on, in any manner whatsoever, any representations or statements, written or oral, other than as expressly set forth in the Transaction Documents. The Investor acknowledges and agrees that it has not relied on, in any manner whatsoever, any representations or statements, written or oral, other than as expressly set forth in the Transaction Documents.

(f)             Notices. Any notices, consents or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt when delivered personally; (ii) upon receipt when sent by email (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses for such communications shall be:

If to the Company:

Acurx Pharmaceuticals, Inc.

290 Liberty Ave

Staten Island, NY 10305

Telephone:	[***]
E-mail:	[***]
Attention:	[***]

With a copy to (which shall not constitute notice or service of process):

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

666 Third Avenue

New York, NY 10017

Telephone:	[***]
E-mail:	[***]
Attention:	[***]

If to the Investor:

Lincoln Park Capital Fund, LLC

415 North LaSalle Drive, Suite 700B

Chicago, IL 60654

Telephone:	[***]
E-mail:	[***]
Attention:	[***]

With a copy to (which shall not constitute notice or service of process):

K&L Gates, LLP

200 S. Biscayne Blvd., Ste. 3900

Miami, Florida 33131

Telephone:	[***]
E-mail:	[***]
Attention:	[***]

If to the Transfer Agent:

VStock Transfer, LLC

18 Lafayette Place

Woodmere, NY 11598

Telephone:	[***]
E-mail:	[***]
Attention:	[***]

or at such other address, e-mail and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party three (3) Business Days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent or other communication, (B) mechanically or electronically generated by the sender’s e-mail account containing the time, date, and recipient e-mail address, as applicable, and an image of the first page of such transmission or (C) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by email or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

(g)            Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investor, including by merger or consolidation. The Investor may not assign its rights or obligations under this Agreement.

(h)            No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and, except as set forth in Section 9, is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(i)             Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to consummate and make effective, as soon as reasonably possible, the Commencement, and to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(j)             No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(k)            Remedies, Other Obligations, Breaches and Injunctive Relief. The Investor’s remedies provided in this Agreement, including, without limitation, the Investor’s remedies provided in Section 9 hereof, shall be cumulative and in addition to all other remedies available to the Investor under this Agreement, at law or in equity (including a decree of specific performance and/or other injunctive relief), no remedy of the Investor contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit the Investor’s right to pursue actual damages for any failure by the Company to comply with the terms of this Agreement. The Company agrees that damages may be an inadequate remedy for any breach of the terms and provisions of this Agreement and that Investor shall, whether or not it is pursuing any remedies at law, be entitled to seek equitable relief in the form of a preliminary or permanent injunction, without having to post any bond or other security, upon any breach or threatened breach of any such terms or provisions.

(l)             Enforcement Costs. If: (i) this Agreement is placed by the Investor in the hands of an attorney for enforcement or is enforced by the Investor through any legal proceeding; (ii) an attorney is retained to represent the Investor in any bankruptcy, reorganization, receivership or other proceedings affecting creditors’ rights and involving a claim under this Agreement; or (iii) subject to Section 9, an attorney is retained to represent the Investor in any other proceedings whatsoever in connection with this Agreement, then the Company shall pay to the Investor, as incurred by the Investor, all reasonable costs and expenses including attorneys’ fees incurred in connection therewith if the Investor is the prevailing party in any such proceeding, in addition to all other amounts due hereunder. If this Agreement is placed by the Company in the hands of an attorney for enforcement against the Investor in any legal proceeding or an attorney is retained to represent the Company against the Investor in any proceedings whatsoever in connection with this Agreement, then, to the extent the Company is successful in such proceeding, the Investor shall pay to the Company all reasonable costs and expenses incurred by the Company, including attorneys’ fees incurred in connection therewith, in addition to all other amounts due thereunder.

(m)           Amendment and Waiver; Failure or Indulgence Not Waiver. No provision of this Agreement may be amended other than by a written instrument signed by both parties hereto and no provision of this Agreement may be waived other than in a written instrument signed by the party against whom enforcement of such waiver is sought. No failure or delay in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

** Signature Page Follows **

IN WITNESS WHEREOF, the Investor and the Company have caused this Purchase Agreement to be duly executed as of the date first written above.

THE COMPANY:

ACURX PHARMACEUTICALS, INC.

By:	/s/ David Luci
Name: David Luci
Title: President & Chief Executive Officer

INVESTOR:

LINCOLN PARK CAPITAL FUND, LLC
BY: LINCOLN PARK CAPITAL, LLC
BY: ROCKLEDGE CAPITAL CORPORATION

By:	/s/ Josh Scheinfeld
Name: Josh Scheinfeld
Title: President